PACIFIC LIFE FUNDS
   PL Real Estate Fund
  Report Pursuant to Rule 10f-3
  Quarter Ended June 30, 2012

Item                                  Securities Purchased

 (1)  Name of Issuer                  Digital Realty Trust Inc.
                                      (DLR); CUSIP 253868103

(2)  Description of Security
(name, coupon, maturity, subordination,
common stock, etc.)                            Common Stock

(3)  Date of Purchase                           6/27/2012

(4)  Date of Offering                           6/26/2012

(5)  Unit Price                                $72.25

(6)  Principal Amount of Total
Offering                                     $722,500,000.00

(7)  Underwriting Spread:
  Dollars ($)                                    $2.89
  Percent (%)                                     4.00%

(8)  Names of Syndicate Members    BofA Merrill Lynch, Pierce,
For the purchased 10f-3 only:      Fenner & Smith Incorporated,
Insert all Syndicate Members       Citigroup Global Markets
(not just those listed on cover    Inc., Credit Suisse
of offering document).             Securities (USA) LLC,
                                   Deutsche Bank Securities Inc.,
                                  Goldman, Sachs & Co., J.P.
                                  Morgan Securities LLC, Morgan
                                 Stanley & Co. LLC, Barclays Capital
                                 Inc., Raymond James & Associates,
                                 Inc., RBC Capital Markets, LLC,
                                 Wells Fargot Securities, LLC,
                                 Evercore Group L.L.C., HSBC
                                 Securities (USA) Inc., JMP
                                 Securities LLC, Mitsubishi UFJ
                                 Securities (USA) LLC, Mizuho
                                 Securities USA Inc., Piper Jaffray
                                 & Co., Scotia Capital (USA) Inc.,
                                 SMBC Nikko Capital Markets Limited,
                                 Stifel, Nicolaus & Company,
                                 Incorporated, SunTrust Robinson
                                 Humphry, Inc.

(9)  Dollar Amount of Purchase
by the Portfolio                         $79,475.00

(10)  % of Offering Purchased
by Portfolio                                 0.0110%

(11)  % of Offering Purchased
by Associated Accounts                       1.2860%

(12)  % of Portfolio Assets Applied
to Purchase                                  0.1500%

(13)  Name(s) of Syndicate Members
(s) from whom Purchased                     BofA Merrill Lynch

(14)  Name of Affiliated Underwriter     Morgan Stanley & Co. LLC
                                         and Mitsubishi UFJ
                                         Securities (USA) LLC